UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2015

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (732) 590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operation and Financial Condition.

On January 30, 2015, Provident Financial Services, Inc. (the “Company”) issued a press release reporting its financial results for the quarter and year ended December 31, 2014. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.
.

Item 7.01                      Regulation FD Disclosure.

On January 30, 2015, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.16 per common share, payable on February 27, 2015 to stockholders of record on February 13, 2015. The Company also announced that its Board of Directors voted that the Annual Meeting of Stockholders shall be held on April 23, 2015 at the DoubleTree by Hilton Newark Airport Hotel, Newark, New Jersey at 10:00 a.m. The date of March 2, 2015 was established as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.

These announcements were included as part of the press release reporting financial results for the quarter and year ended December 31, 2014 issued by the Company on January 30, 2015. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1
Press release issued by the Company on January 30, 2015 announcing its financial results for the quarter and year ended December 31, 2014, the declaration of a quarterly cash dividend and the setting of the date for the annual meeting of stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.
DATE: January 30, 2015	By:	/s/ Christopher Martin
Christopher Martin
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1
Press release issued by the Company on January 30, 2015 announcing its financial results for the quarter and year ended December 31, 2014, the declaration of a quarterly cash dividend and the setting of the date for the annual meeting of stockholders.